Exhibit 10.2

CLOSING ESCROW AGREEMENT

This CLOSING ESCROW AGREEMENT, dated as of May 8, 2012 (this “Agreement”), is entered into by and among Chile Mining Technologies Inc., a Nevada corporation (the “Company”), Euro Pacific Capital, Inc. and Halter Financial Securities Inc. (together the “Placement Agents”) and Escrow, LLC, a Virginia limited liability company (the “Escrow Agent”). The Placement Agents and the Company are sometimes each referred to herein as an “Escrowing Party” and collectively, the “Escrowing Parties.”

W I T N E S S E T H:

WHEREAS, the Company proposes to make a private offering pursuant to the Securities Act of 1933, as amended (the “Offering”) of up to $3,500,000 (the “Offering Amount”) of eleven percent (11%) secured convertible notes (each, a “Note” and collectively, the “Notes”), which Notes shall be convertible into shares of the Company’s common stock, par value $0.001 per share, at $2.00 per share (subject to adjustment as set forth in the Notes), pursuant to a Securities Purchase Agreement, dated as of May 8, 2012, by and among the Company, the investors party thereto (the “Investors”) and, with respect to certain sections thereof, the Placement Agents (the “Securities Purchase Agreement”); and

WHEREAS, the Company and the Placement Agents desire to deposit all gross proceeds received from subscriptions for the Notes being sold in the Offering (the “Escrowed Funds”) with the Escrow Agent, to be held in escrow until joint written instructions are received by the Escrow Agent from the Company and the Placement Agents, at which time the Escrow Agent will disburse the Escrowed Funds in accordance with such joint written instructions (the “Closing”); and

WHEREAS, pursuant to the terms of the Notes, the Company has agreed to maintain an amount sufficient to satisfy the payment to the Investors of one annual payment of Interest (as defined in the Notes) due on the aggregate principal amount of all Notes issued at such Closing (the “Holdback Amount”) in an escrow account as partial security for the payment obligations under the Notes; and

WHEREAS, the Escrow Agent is willing to hold the Escrowed Funds and the Holdback Amount in escrow subject to the terms and conditions of this Agreement; and

WHEREAS, all capitalized terms used but not defined herein which are defined in the Securities Purchase Agreement shall have the respective meanings given to such terms in the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.     Appointment of Escrow Agent. The Company and the Placement Agents hereby appoint the Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein and the Escrow Agent hereby accepts such appointment.

2.     Delivery of the Escrowed Funds.

2.1     The Placement Agents and/or the Company will direct the Investors in the Offering to deliver the Escrowed Funds to the Escrow Agent on or prior to the Closing of the Offering, addressed to the following account of the Escrow Agent:

Domestic Wires
Virginia Commerce Bank
341 E. Market St.
Leesburg, VA 20175
ABA#056005253
Account Name: Escrow, LLC
Account #: 20185758

International Wires
Correspondent Bank: Wells Fargo Bank
Address: 707 Wilshire Blvd. 13th Floor
                  Los Angeles, Ca. 90017
SWIFT# WFBIUS6WFFX
Credit Acct: 4121108146
Beneficiary: Virginia Commerce Bank
FBO Account Name: Escrow, LLC
Account #: 20185758
Reference: Chile Mining Technologies Inc.

2.2     (a) All Investors’ checks shall be made payable to “Escrow, LLC”, as agent for the Company, shall be delivered to the Escrow Agent at the address set forth on Exhibit A hereto and shall be accompanied by a written account of subscription in the form attached hereto as Exhibit B and executed by each Investor (the “Subscription Information”). The Escrow Agent shall, upon receipt of Subscription Information, together with the related purchase price being paid by such Investor therefore (the “Investment Amount”), deposit the related Investment Amount of such Subscription Information in the Escrow Account for collection; or (b) all funds to be wired shall be wired to the account set forth in Section 2.1 above and written Subscription Information shall be faxed or emailed to the Escrow Agent in accordance with the information provided on Exhibit A.

2.3     Any checks which are received by the Escrow Agent that are made payable to a party other than the Escrow Agent shall be returned directly to the Placement Agents together with any documents delivered therewith. Simultaneously with each deposit of a check with the Escrow Agent, the Placement Agents shall provide the Escrow Agent with the Subscription Information to include the name, address and taxpayer identification number of each Investor and of the aggregate principal amount of Notes subscribed for by such Investor. The Escrow Agent is not obligated, and may refuse, to accept checks that are not accompanied by Subscription Information containing the requisite information.

2.4     In the event a wire transfer is received by the Escrow Agent and the Escrow Agent has not received Subscription Information, the Escrow Agent shall notify the Placement Agents. If the Escrow Agent does not receive the Subscription Information by such Investor prior by close of business on the third Business Day (days other than a Saturday or Sunday or other day on which the Escrow Agent is not open for business) after notifying the Placement Agents of receipt of said wire, the Escrow Agent shall return the funds to such Investor.

3.     Escrow Agent to Hold and Disburse Escrowed Funds. The Escrow Agent will hold and disburse the Escrowed Funds received by it pursuant to the terms of this Agreement, as follows:

3.1     Upon receipt of joint written instructions from the Company and the Placement Agents, in substantially the form of Exhibit C hereto, the Escrow Agent shall release the Escrowed Funds as directed in such instructions.

3.2     In the event this Agreement, the Escrowed Funds or the Escrow Agent becomes the subject of litigation, the Company authorizes the Escrow Agent, at its option, to deposit the Escrowed Funds with the clerk of the court in which the litigation is pending, or a court of competent jurisdiction if no litigation is pending, and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility with regard thereto. The Company also authorizes the Escrow Agent, if it receives conflicting claims to the Escrowed Funds, is threatened with litigation or if the Escrow Agent shall desire to do so for any other reason, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Funds with the clerk of that court and thereupon the Escrow Agent shall be fully relieved and discharged of any further responsibility hereunder to the parties from which they were received.

3.3     In the event that the Escrow Agent does not receive any instructions by a date that is 30 days from the date of this Agreement (the “Escrow Termination Date”), all Escrowed Funds shall be returned to the parties from which they were received, without interest thereon or deduction therefrom.

4.     Escrow Holdback.

4.1     Pursuant to the terms of the Notes, at the Closing the Holdback Amount on the aggregate principal amount of all Notes issued at such Closing, shall be retained by the Escrow Agent in the Escrow Account. Notwithstanding anything to the contrary contained herein, upon written notification by one or both of the Placement Agents to the Escrow Agent that an Event of Default (as defined in the Notes) has been declared by the Placement Agents with respect to a failure by the Company to make a complete quarterly interest payment in accordance with the Notes (the “Interest Payment Notice”), the Escrow Agent shall disburse such portion of the Holdback Amount to the Investors and in the amounts as set forth in such Interest Payment Notice. The Interest Payment Notice shall set forth the amount of the interest payment deficiency and the amount payable to each Investor.

4.2     Within fourteen (14) days following the disbursement of the Holdback Amount in accordance with Section 4.1 hereof, the Company shall deposit an additional amount equal to the Holdback Amount with the Escrow Agent to be retained and disbursed in accordance with Section 4.1 hereof.

4.3     It is acknowledged and agreed that the Placement Agents may deliver an Interest Payment Notice only following complete fulfillment by the Placement Agents of all procedures, and the lapse of applicable cure periods, set forth in the Notes relating to the declaration of an Event of Default under Section 7(a) of the Notes with respect to a failure by the Company to make a quarterly interest payment in accordance with the terms of the Notes.

4.4     On the Maturity Date (as defined in the Notes), at any time prior to the Maturity Date when 75% of all Notes have been converted or upon the redemption by the Company of all outstanding Notes, if the Company is not in breach of any of the Transaction Documents, all remaining funds of the Holdback Amount, if any, shall be disbursed to the Company promptly, and the Company’s obligation to maintain the Holdback Amount in escrow under this Article 4 shall cease.

5.     Exculpation and Indemnification of Escrow Agent.

5.1     The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person other than itself to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or anyone else, by reason of any failure, on the part of any other party hereto or any maker, guarantor, endorser or other signatory of a document or any other person, to perform such person’s obligations under any such document. Except for amendments to this Agreement referenced below, and except for written instructions given to the Escrow Agent relating to the Escrowed Funds, the Escrow Agent shall not be obligated to recognize any agreement between or among any of the parties hereto, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

5.2     The Escrow Agent shall not be liable to the Company or the Placement Agents or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by written notice delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

5.3     The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered to it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the Company, the Placement Agents, or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of the Escrowed Funds pursuant to the provisions hereof.

5.4     The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the Company, the Placement Agents, or to anyone else for any action taken or omitted to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

5.5     To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of the Escrowed Funds, or any payment made hereunder, the Escrow Agent may pay such taxes; and the Escrow Agent may withhold from any payment of the Escrowed Funds to the Company to the extent due to the Company in accordance with the instructions delivered as set forth in Exhibit C such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless by the Company against any liability for taxes and for any penalties in respect of taxes, on such investment income or payments in the manner provided in Section 5.6.

5.6     The Escrow Agent and Placement Agents will be indemnified and held harmless by the Company from and against all expenses, including all reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent or Placement Agents in connection with any action, suit or proceedings involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent or Placement Agents hereunder, except for claims relating to gross negligence or willful misconduct by Escrow Agent or Placement Agents or breach of this Agreement by the Escrow Agent or Placement Agents, or the monies or other property held by it hereunder. Promptly after the receipt of the Escrow Agent or Placement Agents of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent or Placement Agents, as applicable, shall, if a claim in respect thereof is to be made against an Escrowing Party, notify each of them thereof in writing, but the failure by the Escrow Agent or Placement Agents, as applicable, to give such notice shall not relieve any such party from any liability which an Escrowing Party may have to the Escrow Agent or Placement Agents hereunder.

5.7     For purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

6.     Termination of Agreement and Resignation of Escrow Agent.

6.1     Termination. This Agreement shall terminate with respect to the rights and obligations of the Escrow Agent and the Escrowing Parties regarding the Escrowed Funds upon disbursement of all of the Escrowed Funds in accordance with the terms hereof. This Agreement shall terminate with respect to the rights and obligations of the Escrow Agent and the Escrowing Parties regarding the Holdback Amount upon return of the Holdback Amount to the Company in accordance with Section 4.4 hereof.

6.2     Resignation.

(a)     General. The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company and the Placement Agents at least twenty (20) business days written notice thereof (the “Notice Period”).

(b)     Regarding the Escrowed Funds. Prior to the Closing and with respect to the Escrowed Funds, upon providing the written notice called for in Section 6.2(a) above, the Escrow Agent shall have no further obligation hereunder except to hold as depositary the Escrowed Funds that it receives until the end of the Notice Period. In such event, the Escrow Agent shall not take any action, other than receiving and depositing the Investors’ checks and wire transfers in accordance with this Agreement, until the Company and the Placement Agents have jointly designated a banking corporation, trust company, attorney or other person as successor escrow agent. As soon as practicable after its resignation, the Escrow Agent shall, if it receives written notice from the Company and the Placement Agents within the Notice Period, turn over to a successor escrow agent appointed jointly by the Company and the Placement Agents all Escrowed Funds (less such amount as the Escrow Agent is entitled to retain pursuant to Section 8) upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new agent is so appointed within the Notice Period, the Escrow Agent shall return the Escrowed Funds to the parties from which they were received without interest or deduction.

(c)     Regarding the Holdback Amount. Following the Closing and with respect to the Holdback Amount, upon providing the written notice called for in Section 6.2(a) above, the Escrow Agent shall have no further obligation hereunder except to hold as depositary the Holdback Amount. In such event, the Escrow Agent shall not take any action with respect to the Holdback Amount until the Company and the Placement Agents have jointly designated a banking corporation, trust company, attorney or other person as successor escrow agent. As soon as practicable after its resignation, the Escrow Agent shall, if it receives written notice from the Company and the Placement Agents within the Notice Period, turn over to a successor escrow agent appointed jointly by the Company and the Placement Agents the entirety of the Holdback Amount only upon presentation of the document appointing the new escrow agent and its acceptance thereof. With respect to the Holdback Amount only, the Escrow Agent shall not be permitted to fully resign until a successor escrow agent is designated and the Holdback Amount turned over to such successor escrow agent.

7.     Form of Payments by Escrow Agent.

7.1     Any payments of the Escrowed Funds by the Escrow Agent pursuant to the terms of this Agreement shall be made by wire transfer unless directed to be made by check by the Escrowing Parties.

7.2     All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

8.     Compensation. Escrow Agent shall be entitled to the following compensation from the Company:

8.1     Documentation Fee: The Company shall pay a documentation fee to the Escrow Agent of $2,000, out of the proceeds of the First Closing.

8.2     Closing Fee: The Company shall pay a fee of $500 to the Escrow Agent at each Closing. For purposes of this Section 8.2, a Closing shall mean each time the Escrow Agent receives joint instructions from the Company and the Placement Agents to disburse Escrowed Funds in accordance with the terms of this Agreement.

8.3     Interest: The Company and the Placement Agents acknowledge and agree that the Escrow Account shall be an interest-bearing account.

9.     Notices. All notices, requests, demands, and other communications provided herein shall be in writing, shall be delivered by hand or by first-class mail, shall be deemed given when received and shall be addressed to parties hereto at their respective addresses first set forth on Exhibit A hereto.

10.     Further Assurances. From time to time on and after the date hereof, the Escrowing Parties shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

11.     Consent to Service of Process. The Escrowing Parties hereby irrevocably consent to the jurisdiction of the courts of the State of New York and of any Federal court located in such state in connection with any action, suit or proceedings arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to it at the address listed on Exhibit A hereto.

12.     Miscellaneous.

12.1     This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby,” “hereof,” “hereunder,” and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word “person” shall mean any natural person, partnership, corporation, government and any other form of business of legal entity. All words or terms used in this Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

12.2     This Agreement and the rights and obligations hereunder of the parties to this Agreement may not be assigned. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent and the Escrowing Parties. This Agreement is intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

12.3     This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

13.     Execution of Counterparts. This Agreement may be executed in a number of counterparts, by facsimile transmission or other electronic transmission, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all the parties.

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

ESCROW AGENT:

ESCROW, LLC

By: _____________________________
      Name:
      Title:

COMPANY:

CHILE MINING TECHNOLOGIES INC.

By: _____________________________
       Name:
       Title:

PLACEMENT AGENTS:

EURO PACIFIC CAPITAL, INC.

By: _____________________________
       Name:
       Title:

HALTER FINANCIAL SECURITIES INC.

By: _____________________________
       Name:
       Title:

Chile Mining Closing Escrow Agreement

EXHIBIT A
PARTIES TO AGREEMENT

Chile Mining Technologies, Inc.
c/o Minera Licancabur S.A.
Jorge Canning 1410
Ñuñoa, Santiago
Republic of Chile
Attention: Jorge Orellana Orellana
Email: jorellana@chilemt.cl

Escrow, LLC
173 Keith St., Unit 3
Warrenton, VA 20186
Attention: Johnnie L. Zarecor
Telephone: (540) 347-2212
Fax: (540) 347-2291
Email: jzarecor@escrowllc.net

Euro Pacific Capital, Inc.
88 Post Road West, 3rd Floor
Westport, CT 06880
Attention: Mr. Thomas Tan
Fax: (203) 662-9771
Email: ttan@europac.net

Halter Financial Securities Inc.
500 West Putnam Ave., Suite 400
Greenwich, CT 06830
Attention: Nicholas B. Hirsch
Telephone: 203-542-7247
Fax: 203-542-7701
Email: nick.hirsch@halterfinancialsecurities.com

EXHIBIT B

SUBSCRIPTION INFORMATION

Name of Investor

Address of Investor

$ Amount of Notes Subscribed

Subscription Amount Submitted Herewith

Taxpayer ID Number/ Social Security Number

Signature of Investor

EXHIBIT C

DISBURSEMENT REQUEST

Pursuant to that certain Agreement by and among Chile Mining Technologies Inc., Euro Pacific Capital, Inc., Halter Financial Securities Inc. and Escrow, LLC, the Company and Placement Agents hereby request disbursement of funds in the amount and manner described below from Virginia Commerce Bank account number 01194186, styled Escrow, LLC.

Please disburse to:

Amount to disburse:

Form of distribution:

Payee:
Name:
Address:
City/State:
Zip:

Please disburse to:

Amount to disburse:

Form of distribution:

Payee:
Name:
Address:
City/State:
Zip:

Subscriptions Accepted From

Investor	Amount

Total:

Statement of event or condition which calls for this request for disbursement:

COMPANY:

CHILE MINING TECHNOLOGIES INC.

By: _______________________________
       Name:
       Title:

PLACEMENT AGENTS:

EURO PACIFIC CAPITAL, INC.

By: _______________________________
       Name:
       Title:

HALTER FINANCIAL SECURITIES INC.

By: _______________________________
       Name:
       Title: